CTI INDUSTRIES CORPORATION


                                                              October 25, 1999



Dear Fellow Shareholders:

         You are being asked to consider and provide written consent to a proposed one-for-three reverse split of the Common Stock of CTI Industries
Corporation (the "Company"). The reverse stock split contemplates that every three outstanding shares of the Company's Common Stock will become one share of the Company's Common Stock and every three outstanding shares of the Company's Class B Common Stock will become one share of the Company's Class B Common Stock. The Company is seeking to effectuate this reverse stock split in an effort to increase share price in order to bring the Company into full compliance with the continued listing rules of the NASDAQ SmallCap Stock Market.

         The proposed reverse stock split is extremely important to the Company. Your Board of Directors has unanimously approved the proposed reverse stock split and recommends that you CONSENT to the proposal to effectuate the reverse split.

         Attached is a Proxy Statement that more fully describes the proposal. Please give this information your careful attention.

         It is anticipated that each member of the Board of Directors who own shares of the Company's Common Stock and all of the owners of the Company's Class B Common Stock will consent to the one-for-three reverse stock split. These shares total approximately 38% of the outstanding voting stock of the Company, but every vote is important because the proposed reverse stock split requires the written consent of the holders of a majority of the outstanding Common Stock and Class B Common Stock voting together.

         Please act promptly in marking, signing, and dating the enclosed consent card solicited by your Board of Directors, and returning it in the return envelope provided, which requires no postage is mailed in the United States.

                                                              Very truly yours,



                                                              Howard W. Schwan
                                                              President

                             22160 North Pepper Road
                           Barrington, Illinois 60010


                    NOTICE OF SOLICITATION OF WRITTEN CONSENT

To:      Shareholders of CTI Industries Corporation

         YOU ARE HEREBY NOTIFIED, in accordance with the provisions of Section 228 of Delaware General Corporation Law ("DGCL") that the Board of Directors of CTI Industries Corporation (the "Company") has determined that the written consent, in lieu of a special meeting, of the holders of capital stock of the Company be solicited with respect to the following matter:

                  The approval of a one-for-three reverse split of the Company's Common Stock which on the effective date of such reverse split, will result in each current holder of the Company's Common Stock receiving 1 share of Common Stock for every 3 shares then held, and which will cause certain changes to the Company's Second Restated Certificate of Incorporation, all of which is more fully described in the accompanying Proxy Statement and the Exhibits thereto.

         Only shareholders of record of the Company's Common Stock and Class B Common Stock at the close of business on October 20, 1999, are entitled to notice of and to consent to the written action by shareholders. The proposed action requires the written consent of a majority of the outstanding shares of the Company's capital stock. It is, therefore, important that you sign, date and return the enclosed consent card in the envelope provided as soon as possible. In accordance with DGCL Section 228, prompt notice of the taking of the action will be given in writing to those shareholders who have not consented, once the Company has obtained the necessary number of consents.

         BY ORDER OF THE BOARD OF DIRECTORS


October 20, 1999
                                   -------------------------------------------
                                          Stephen M. Merrick, Secretary






                             YOUR VOTE IS IMPORTANT

         It is important that as many shares as possible consent to the proposed action. Please date, sign, and promptly return the consent card in the enclosed envelope.

                           CTI INDUSTRIES CORPORATION
                             22160 North Pepper Road
                           Barrington, Illinois 60010

                                 PROXY STATEMENT

Information Concerning the Solicitation

         This statement, which is being distributed on or about October 25, 1999, is furnished in connection with a solicitation of consents by the Board of Directors of CTI Industries Corporation (the "Company"), a Delaware corporation, to effectuate a one-for-three reverse split of the Company's Common Stock, $.065 par value (the "Common Stock").

         The cost of preparing, assembling and mailing the proxy material and of reimbursing brokers, nominees and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of shares held of record by such persons will be borne by the Company. The Company does not intend to solicit consents otherwise than by use of the mail, but certain officers and regular employees of the Company or its subsidiaries, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain consents. The proxy materials are being mailed to shareholders of record at the close of business on October 20, 1999.

Voting

         Only shareholders of record at the close of business on October 20, 1999 are entitled to consent to the one-for-three reverse stock split. On that day, there were issued and outstanding _____________ shares of Common Stock and 1,098,901 shares of Class B Common Stock. Each share has one vote. The written consent of a simple majority of the shares of Common Stock and Class B Common Stock, voting together as a class, will be required for approval. Abstentions, withheld votes, and broker non-votes have the effect of votes against these matters.

         If a shareholder specifies how the consent card is to be voted with respect to the proposal, the consent card will be voted in accordance with such specification. If a shareholder fails to so specify, the consent card will be deemed a CONSENT to the one-for-three-reverse stock split.


Proposal to Effectuate a  One-For-Three  Reverse  Split of the Company's  Common
Stock

         In August, 1997, the NASDAQ Stock Market amended the requirements for issuers, such as the Company, to maintain the listing of their securities on the NASDAQ SmallCap Market. One of these continued listing requirements is that the market closing price for the listed issuer's stock must remain at or above $1.00 per share. Additional NASDAQ requirements are that there be, at all times, a public float of at least 500,000 shares, and a market value of any public float of at least $1,000,000. NASDAQ defines "public float" as shares that are not held directly or indirectly by any officer or director of the issuer or by any other person who is the beneficial owner of more than 10% of the total shares outstanding. In addition, there must be a minimum of 300 round-lot shareholders of the Company's stock (a "round-lot" shareholder being an individual or entity who owns 100 or more shares). The Company must also either (i) have Net Tangible Assets of $2,000,000 ("Net Tangible Assets" being defined by NASDAQ as "total assets (excluding goodwill) minus total liabilities");

or (ii) a market capitalization of $35,000,000; or (iii) net income in the latest fiscal year or two of the last three fiscal years of $500,000. These new continued listing requirements, including the minimum price per share rule, became effective in February, 1998.

         On August __, 1999, the Company was notified by NASDAQ that because the market closing price for the Company's Common Stock had been below $1.00 several times since April 1, 1999, the Company's Common Stock would be delisted from the SmallCap Market unless a minimum $1.00 per share closing price was consistently maintained in the future.

         As a result of the foregoing, the Board of Directors of the Company has adopted a resolution to effect a one-for-three reverse split of the Common Stock, effective as soon as is practicable following shareholder approval of said resolution by written consent. This means that, on the effective date, three shares of the Company's Common Stock will be combined by operation of law into one share. The intent is to bring about a three-fold increase in the market price of the Common Stock, although there is no assurance that such a result will occur.

         To the extent that the one-for-three reverse split results in shareholders receiving fractions of shares, the Company intends to pay cash for such fractions in an amount per share based on the market closing price for the Company's Common Stock on the NASDAQ SmallCap Market on the effective date. Fractional shares will not be issued.

         Management of the Company presently estimates that the one-for-three reverse split and the attendant elimination of fractional shares should not decrease the number of beneficial holders or the market value of its securities below that required under NASDAQ's additional continued listing requirements or with respect to any periodic public reporting requirements under the securities laws and should concomitantly increase the market price to in excess of $1.00 per share, although there is no assurance that the foregoing will occur.

         If the one-for-three reverse stock split is not accomplished, then, absent an increase in the market price of the Company's Common Stock over the near short term, the Company will not be in compliance with the NASDAQ Stock Market's continued listing requirements, and will consequently be delisted from the NASDAQ SmallCap Market. There is no assurance that the delisting of the Company's Common Stock will not occur even if the one-for-three reverse split takes place. The benefits to shareholders of the Company remaining a NASDAQ SmallCap Market listed company is the potential for market liquidity of the Company's Common Stock, together with price "transparency" of having its market price readily available to the public through newspaper, electronic media and otherwise.

         In order to effectuate the one-for-three reverse stock split, once shareholder consent has been obtained, the Company will, as soon as is practicable thereafter, amend its current (Second Restated) Certificate of Incorporation. Upon the filing of the Company's Third Amended and Restated Certificate of Incorporation (attached hereto as Exhibit "A") with the Delaware Secretary of State, the one-for-three reverse splits of the Company's Common Stock and Class B Common Stock will occur.

         The one-for-three reverse stock split will not result in any change in the business or management of the Company, and there will be no change in directors as a result of the reverse stock splits. The Company's Common Stock is listed on the NASDAQ SmallCap Market, and the necessary application materials will be submitted to continue listing post-reverse split shares of the Company's Common Stock on NASDAQ. Post-reverse split shares of the Company's Common Stock will maintain a par value of $.065 per share. Following the reverse split, previously outstanding certificates representing the Company's Common Stock may be delivered in effecting sales through a broker, or otherwise, and all necessary adjustments to the number of shares held will be made at the time of sale or transfer. THUS, IT WILL NOT BE NECESSARY FOR SHAREHOLDERS OF THE COMPANY TO EXCHANGE THEIR EXISTING STOCK CERTIFICATES FOR POST-REVERSE SPLIT STOCK CERTIFICATES.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED ONE-FOR-THREE REVERSE STOCK SPLIT.


Stock Ownership by Management and Others

         The following table sets forth certain information with respect to the beneficial ownership of the Company's capital stock, as of October 1, 1999, by
(i) each stockholder who is known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock or Class B Common Stock, (ii) each director and executive officer of the Company who owns any shares of Common Stock or Class B Common Stock, and (iii) all executive officers and directors as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the shares listed below have sole investment and voting power with respect to such shares.

                                Shares of Class B   Shares of Common
                                   Common Stock           Stock         Percent
                                   Beneficially        Beneficially    of Common
 Name and Address(1)                Owned(2)(3)          Owned(2)       Stock(4)
-----------------------            ------------        ------------     -------
Stephen M. Merrick                     219,781           361,411(5)       14.37
John H. Schwan                         329,670           266,707(6)       13.51
Howard W. Schwan                       164,835           139,553(7)        7.67
John C. Davis                             --             445,514(8)       11.47
Sharon Konny                              --              12,000(9)           *
Brent Anderson                            --              12,000(9)           *
Stanley M. Brown                          --              10,000(10)          *
 747 Glenn Avenue
 Wheeling, Illinois
Frances Ann Rohlen                     274,725               --            7.16
 c/o Cheshire Partners
 1504 Wells
 Chicago, Illinois 60610
Philip W. Colburn                      109,890           118,266(11)       5.95
Bret Tayne                                --               8,510(12)          *
 6834 N. Kostner Avenue
 Lincolnwood, Illinois 60646
All directors and executive            714,286         1,205,695          42.88
officers as a group (8 persons)
--------------
*less than one percent

(1) Except as otherwise indicated, the address of each stockholder listed above is c/o CTI Industries Corporation, 22160 North Pepper Road, Barrington, Illinois 60010.

                       (footnotes continued on next page)

(2) A person is deemed to be the beneficial owner of securities that can be acquired within 60 days from the date set forth above through the exercise of any option, warrant or right. Shares of Common Stock subject to options, warrants or rights that are currently exercisable or exercisable within 60 days are deemed outstanding for purposes of computing the percentage ownership of the person holding such options, warrants or rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

3) Figures below represent all Class B Common Stock outstanding. Beneficial ownership of shares of Class B Common Stock for Messrs. Merrick, John Schwan, Howard Schwan and Ms. Rohlen include indirect ownership of such shares through CTI Investors, L.L.C. See "Certain Transactions."

(4) Assumes conversion of all shares of Class B Common Stock into shares of Common Stock.

(5) Includes warrants to purchase up to 72,527 shares of Common Stock at $.91 per share, warrants to purchase up to 100,961 shares of Common Stock at $3.12 per share and options to purchase up to 36,000 shares of Common stock at $2.75 per share granted under the Company's 1997 Stock Option Plan.

(6) Includes warrants to purchase up to 61,923 of Common Stock at $.91 per share, warrants to purchase up to 112,180 shares of Common Stock at $3.12 per share and options to purchase up to 36,000 shares of Common stock at $2.75 per share granted under the Company's 1997 Stock Option Plan.

(7) Includes warrants to purchase up to 76,923 shares of Common Stock at $.91 per share, warrants to purchase up to 16,026 shares of Common Stock at $3.12 per share, and options to purchase up to 40,000 shares of Common Stock at $2.50 per share granted under the Company's 1997 Stock Option Plan.

(8) Includes warrants to purchase up to 48,077 shares of Common Stock and 212,002 shares of Common Stock subject to redemption by the Company. See "Certain Transactions."

(9) Includes options to purchase up to 12,000 shares of Common Stock at $2.50 per share granted under the Company's 1997 Stock Option Plan.

(10) Includes options to purchase up to 5,000 shares of Common Stock at $2.50 per share and options to purchase up to 5,000 shares of Common Stock at $4.00 per share, both granted under the Company's 1997 Stock Option Plan.

(11)     Includes shares held by immediate family members.

(12) Includes options to purchase up to 5,000 shares of Common Stock at $2.50 per share granted under the Company's 1997 Stock Option Plan.

Incorporation of Certain Documents by Reference

         The information contained in this Proxy Statement is qualified in its entirety by reference to the Third Amended and Restated Certificate of Incorporation of CTI Industries Corporation and the following documents, all of the foregoing being hereby incorporated herein by reference in their entirety:

         (i) The Company's Annual Report on Form 10-KSB for the fiscal year ending October 31, 1998;

         (ii) The Company's Quarterly Report on Form 10-QSB for the fiscal quarter ending January 31, 1999;

         (iii) The Company's Quarterly Report on Form 10-QSB and 10-QSB/A, as amended, for the fiscal quarter ending April 30, 1999;

         (iv)     Form 8-K as filed by the Company on ________, __, 1999;

         (v) The Company's Quarterly Report on Form 10-QSB for the fiscal quarter ending July 31, 1999.


                                 BY ORDER OF THE
                                 BOARD OF DIRECTORS


Dated: October 20, 1999          _____________________________
                                 Stephen M. Merrick, Secretary

                                   EXHIBIT A

                           THIRD RESTATED CERTIFICATE
                              OF INCORPORATION OF
                           CTI INDUSTRIES CORPORATION


         CTI Industries Corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

         1. The name of the corporation is CTI Industries Corporation. The date of the filing of its original Certificate of Incorporation of the Corporation with the Secretary of State, under the name Container Merger Company, Inc., was October 14, 1983 and the Second Restated Certificate of Incorporation was filed on July 23, 1997.

         2. This Third Restated Certificate of Incorporation restates, integrates and further amends the Second Restated Certificate of Incorporation of the Corporation, as amended, in its entirety and has been adopted in accordance with the provisions of Sections 242 and 245 of the General
Corporation Law of the State of Delaware, as amended, to read as herein set forth in full:

         FIRST:   The  name  of  the   corporation   (hereinafter   called   the
"Corporation") is:

                           CTI INDUSTRIES CORPORATION

         SECOND: The address, including the street, number, city and county of the registered office of the corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, and the name of the registered agent of the corporation in the State of Delaware at such address is The Corporation Trust Company.

         THIRD: The nature of the business and of the purposes to be conducted and promoted by the corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH:

         A. This Corporation is authorized to issue three classes of capital stock to be designated respectively Common Stock ("Common Stock"), Class B Common Stock ("Class B Common Stock") and Preferred Stock. The total number of shares of capital stock that the Corporation is authorized to issue is Seven Million Five Hundred Thousand (7,500,000). The total number of shares of Common Stock this Corporation shall have authority to issue is Five Million (5,000,000). The total number of shares of Class B Common Stock this Corporation shall have authority to issue is Five Hundred Thousand (500,000). The total number of shares of Preferred Stock the Company shall have the authority to issue is Two Million (2,000,000). The Common Stock shall have a par value of $.065 per share, the Class B Common Stock shall have a par value of $.91 per share and the Preferred Stock shall have a par value of $.01 per share. Shares of Preferred Stock may be issued from time to time with such designations, preferences, conversion rights, cumulative, relative, participating, option or other rights, qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the issuance of such Preferred Stock adopted by the Board of Directors pursuant to the authority in this paragraph given.

         B. Upon the effective date of this Third Restated Certificate of Incorporation a reverse stock split of the Company's Common Stock shall automatically take place whereby current holders of Common Stock will receive 1 share of Common Stock for every 3 shares of Common Stock then held and (ii) a reverse stock split of the Company's Class B Common Stock shall automatically take place whereby current holders of Class B Common Stock will receive 1 share of Class B Common Stock for every 3 shares of Class B Common Stock then held. The reverse stock splits provided for above will take effect automatically and immediately without the need for replacement certificates to be issued by the Company. The Company shall, however, issue replacement certificates as soon as practicable thereafter.

         C. The powers, preferences, rights, restrictions, and other matters relating to the Common Stock and Class B Common Stock are as follows:

                  1. Dividends. The holders of the Common Stock and Class B Common Stock shall participate equally and pro rata in dividends, if any, declared by the Company on a per share basis.

                  2. Liquidation. In the event of any voluntary or involuntary liquidation (whether complete or partial), dissolution or winding up of the Corporation, the holders of Common Stock and Class B Common Stock shall participate equally, on a per share basis, in the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings.

                  3.  Voting Rights.

                  3.01 General Voting Rights. Except in circumstances in which the holders of Common Stock and Class B Common Stock, respectively, shall be required to vote separately as a class, with respect to all matters upon which the Corporation's stockholders shall vote or be entitled to vote, the holders of all Common Stock and Class B Common Stock shall vote together as a single class with each holder being entitled to one vote per share on all such matters.

                  3.02 Election of Directors. For so long as there shall be issued and outstanding more than 166,667 shares of Class B Common Stock.

                           (a) By-Laws; Number of Directors. Notwithstanding the provisions of Article Seventh hereof, the by-laws of the Corporation shall provide for the election of seven directors and such provision may not be amended, modified, altered or repealed except by the approval of the holders of two-thirds of the outstanding shares of Class B Common Stock voting separately as a class, provided, however, that the number of directors shall in no event be reduced below seven without the additional approval of the holders of two-thirds of the outstanding shares of Common Stock voting separately as a class.

                           (b)      Election of Directors.

                                    (i)     Four of the seven  directors  of the
                                            Corporation  shall be elected by the
                                            holders   of  a   majority   of  the
                                            outstanding shares of Class B Common
                                            Stock voting separately as a class;

                                    (ii)    The remaining  three directors shall
                                            be  elected  by  the  holders  of  a
                                            majority of the  outstanding  shares
                                            of  Common  Stock and Class B Common
                                            Stock  voting  together  as a single
                                            class.

                  3.03 Amendments to Class B Common Stock. After the date of filing of this Third Restated Certificate of Incorporation with the Delaware Secretary of State, the Corporation shall not (i) issue additional shares of Class B Common Stock (except for additional issuances upon stock dividends, stock splits, or recapitalizations with respect to outstanding shares of Class B Common Stock) or (ii) amend the terms of the Class B Common Stock in any manner that would adversely affect the rights of the holders of Common Stock except with the approval of the holders of two-thirds of the outstanding shares of Common Stock.

                  3.04 Quorum. At any meeting of the stockholders of the Corporation, the presence in person or by proxy of a majority in number of the issued and outstanding shares of Common Stock and Class B Common Stock, as a single class, shall be sufficient to constitute a quorum.

                  3.05 Action Without Meeting. Any action required or permitted to be taken at any meeting of the stockholders of the Corporation, may be taken without a meeting, if part of such action of written consent thereto is signed by the holders of shares of Common Stock and/or Class B Common Stock necessary to approve such action if such action was taken at a meeting of stockholders.

                  4.       Transfer.

                  4.01 No person holding shares of Class B Common Stock of record (hereinafter called "Class B Holder") may transfer, and the Corporation shall not register the transfer of, such shares of Class B Common Stock, whether by sale, assignment, gift, bequest, appointment, operation of law or otherwise, except to a Permitted Transferee. A Permitted Transferee shall mean:

                           (a) Stephen M. Merrick, John H. Schwan, Howard W. Schwan, Frances Ann Rohlen, and Philip W. Colburn, their respective spouses, issue, and the spouses of such issue (collectively referred to as "Family Members");

                           (b) The trustee or trustees of a trust or trusts (including a voting trust) for the primary benefit of any one or more Family Members (collectively referred to as "Family Trusts");

                           (c) A corporation or partnership controlled (as defined below) by one or more Family Members or Family Trusts (collectively referred to as "Family Entities"); and

                           (d) The estate of such Class B Holder.

                  4.02 Notwithstanding anything to the contrary set forth herein, any Class B Holder may pledge such Holder's shares of Class B Common Stock to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee, provided that such shares shall not be transferred to or registered in the name of the pledgee and shall remain subject to the provisions of this Section 4. In the event of foreclosure or other similar action by the pledgee, such pledged shares of Class B Common Stock may only be transferred to a Permitted Transferee of the pledgor or converted into shares of Common Stock as the pledgee may elect.

                  4.03 The following events shall result in the conversion of the applicable shares of Class B Common Stock into shares of Common Stock:

                           (a) a Class B Holder shall transfer or attempt to transfer Class B Common Stock to a person or entity not a Permitted Transferee;

                           (b) a Class B Holder shall transfer or attempt to transfer to any person or entity not a Permitted Transferee, including, without limitation, a pledgee, the right to vote any Class B Common Stock, whether by agreement, voting trust or otherwise;

                           (c) a Family Trust holding Class B Common Stock shall cease to be a trust for the primary benefit of any one or more Family Members;

                           (d) a Family Entity holding Class B Common Stock shall cease to be controlled by one or more Family Members or Family Trusts. For purposes of this Section 4, "controlled" means: (i) in the case of a corporation, the ownership, beneficially and of record, of shares of capital stock representing a majority of the equity ownership of, and economic interest in, such corporation, as well as a majority of all votes entitled to vote for the election of directors; and (ii) in the case of a partnership, the ownership, beneficially and of record, of partnership interests representing a majority of the equity as a majority of the partnership interests entitled to participate in the management of the partnership.

                  If any of the foregoing events shall occur, all shares of Class B Common Stock subject to such transfer or attempted transfer or then held by such Family Trust or Family Entity, whichever applicable, shall, without further act on anyone's part, be converted into shares of Common Stock effective upon the date of such event occurs, and stock certificates formerly representing such shares of Class B Common Stock shall thereupon and thereafter be deemed to represent the like number of shares of Common Stock. The Corporation may, in connection with preparing a list of shareholders entitled to vote at any meeting of shareholders, or as a condition to the transfer or the resignation of shares of Class B Common Stock on the Corporation's books, require the furnishing of such affidavits, documents or other proof as it deems necessary to establish that any person is a Permitted Transferee or to ascertain that none of the events described in this subparagraph 4.03 occurred.

                  4.04 Shares of Class B Common Stock shall be registered in the names of the beneficial owners thereof and not in "street" or "nominee" name. For this purposes, a "beneficial owner" of any shares of Class B Common Stock shall mean a person who, or any entity which, possesses the power, either singly or jointly, to direct the voting or disposition of such shares. The Corporation shall note on the certificates for shares of Class B Common Stock the existence of the restrictions on transfer imposed by this Section 4.

                  5.       Conversion.

                  5.01     Conversion Rights and Procedure.

                           (a) Right of Conversion. Each holder of shares of Class B Common Stock shall be entitled to exercise all or a portion of the conversion rights provided herein at any time or from time to time.

                           (b) Rate of Conversion. Upon exercise of the right of conversion hereunder with respect to shares of Class B Common Stock, the holder thereof shall be entitled to receive that number of shares of Common Stock ("Conversion Shares") equal to the number of shares of Class B Common Stock tendered subject to adjustment as provided in
         Section 4.02.

                           (c) Method of Conversion. A holder of shares of Class B Common Stock shall exercise such holder's conversion rights hereunder by (i) delivering or mailing to the Corporation, by certified or registered mail, return receipt requested, a written notice stating such holder's intention to exercise such rights and specifying the number of shares of Class B Common Stock as to which the conversion right is exercised and (ii) accompanying such notice with a certificate or certificates representing such shares duly endorsed in blank or accompanied with a stock power duly endorsed in blank. The right of exercise shall be deemed to have been exercised on the date that such notice shall be delivered to the Corporation or mailed in accordance with this section ("Exercise Time"). Each share of Class B Common Stock shall be canceled after it has been converted as provided herein.

                          (d)  Delivery  of   Certificates.   Certificates  for
         Conversion Shares shall be delivered to the holder named therein within 15 days after the Exercise Time. Unless all of the Class B Common Stock evidenced by the certificate delivered to the Corporation shall have been converted, the Corporation shall within such 15 day period prepare a new certificate, substantially identical to that surrendered, representing the balance of the shares of Class B Common Stock formerly represented by the certificate which shall not have been converted and shall within the said 15 day period deliver such certificate to the person designated as the holder thereof.

                           (e) The Corporation covenants and agrees that:

                                    (i)     At all times during which any shares
                                            of Class B Common  Stock are  issued
                                            and  outstanding,   the  Corporation
                                            shall   reserve   and   maintain   a
                                            sufficient  number of authorized and
                                            unissued   shares  of  Common  Stock
                                            sufficient to issue shares of Common
                                            Stock upon  conversion of all of the
                                            then issued and outstanding  Class B
                                            Common Stock,  including  additional
                                            shares which may become  issuable by
                                            reason of an adjustment  pursuant to
                                            Section 5.02 hereof. The Corporation
                                            shall not issue any shares of Common
                                            Stock   if,   after   the   issuance
                                            thereof,  the  number of  authorized
                                            and unissued  shares of Common Stock
                                            would then be  insufficient to issue
                                            shares of Common Stock to holders of
                                            the  then  issued  and   outstanding
                                            Class B Common  Stock if all of such
                                            holders   were  to  exercise   their
                                            rights of conversion hereunder;

                                    (ii)    The Conversion  Shares issuable upon
                                            any  conversion  of  any  shares  of
                                            Class B Common Stock shall be deemed
                                            to have been  issued  to the  person
                                            exercising such conversion privilege
                                            at the Exercise Time, and the person
                                            exercising such conversion privilege
                                            shall be deemed for all  purposes to
                                            have  become  the  record  holder of
                                            such  Common  Stock  shares  at  the
                                            Exercise Time.

                                    (iii)   All  Conversion  Shares which may be
                                            issued  upon any  conversion  of any
                                            shares of Class B Common Stock will,
                                            upon  issuance,  be  fully  paid and
                                            non-assessable  and  free  from  all
                                            taxes,   liens  and   charges   with
                                            respect to the issue thereof.

                           (f) Notwithstanding the above, the shares of Class B Common Stock then outstanding shall be automatically converted into shares of Common Stock upon the conversion terms then in effect on July, 2002.

                  5.02     Adjustment Provisions.

                           (a) Subdivision or Combination of Stock. In case at any time the Company shall in any manner subdivide its outstanding shares of Common Stock into a greater number of shares or combine such shares of Common Stock into a smaller number of shares, then the number of shares of Common Stock into which a share of Class B Common Stock may be converted shall be adjusted to reflect such subdivision or combination of shares of Common Stock.

                           (b) Reorganization, Reclassification, Consolidation, Merger or Sale. If any reorganization or reclassification of the capital stock of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of the Company's assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provisions shall be made whereby the holders of Class B Common Stock shall thereafter have the right to purchase and receive such shares of stock, securities, or assets as may be issued or payable with respect to or exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the conversion of Class B Common Stock had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the holder of the Class B Common Stock to the end that the provisions hereof shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of the rights represented hereby.

         In the event of a merger or consolidation of the Company with or into another corporation as a result of which a number of shares of common stock of the surviving corporation greater or lesser than the number of shares of Common Stock of the Company outstanding immediately prior to such merger or consolidation are issuable to holders of Common Stock of the Company, then the number of shares of Common Stock subject to issuance upon conversion of a share of Class B Common Stock shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock of the Company. The Company shall not effect any such consolidation, merger, or sale, unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger of the corporation into or for the securities of which the previously outstanding stock of the Company shall be exchanged in connection with such consolidation or merger, or the corporation purchasing such assets, as the case may be, shall assume, by written instrument executed and mailed or delivered to the holder hereof at the last address of such holder appearing on the books of the company, the obligation to deliver to such holder such shares of stock, securities, or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase. The provisions of this Section 5.02(b) governing the substitution of another corporation for the Company shall similarly apply to successive instances in which the corporation then deemed to be the Company hereunder shall either sell all or
         substantially   all  of  its   properties   and  assets  to  any  other
         corporation, shall consolidate with or merge into any other corporation, or shall be the surviving corporation of the merger into it of any other corporation as a result of which the holders of any of its stock or other securities shall be deemed to have become the holders of, or shall become entitled to, the stock or other securities of any corporation other than the corporation at the time deemed to be the Company hereunder.

                           (c) Notice of Adjustment. The Company shall give to the holder of the Class B Common Stock prompt written notice of every adjustment of the Conversion terms by first class mail, postage prepaid, addressed to the address of such holder as shown on the books of the Company, which notice shall state the adjustment, and shall set forth in reasonable detail the method of calculation and the facts upon which such calculation was based.

         FIFTH: The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the Corporation.

         SIXTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of
Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation as the case may be, and also on this Corporation.

        SEVENTH: For the management of the business and for the conduct of the affairs of the Corporation and in further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders, it is further provided:

                           (a) The number of directors of the Corporation shall be as specified in the by-laws of the Corporation, but such number may from time to time be increased or decreased in such manner as shall be provided in the by-laws of the Corporation. The number of directors shall not be less than the minimum prescribed by law. The election of directors need not be by ballot. Directors need not be stockholders.

                           (b) In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the board of directors is expressly authorized and empowered to make, alter, amend and repeal by-laws, subject to the power of the stockholders to alter or repeal by-laws made by the board of directors.

                           (c) Any director or any officers elected or appointed by the stockholders or by the board of directors may be removed at any time in such manner as shall be provided in the by-laws of the Corporation.

                           (d) In the absence of fraud, no contract or other transaction between the Corporation and any other corporation and no act of the Corporation, shall in any way be affected or invalidated by the fact that any of the directors of the Corporation are peculiarly or otherwise interested in, or are directors or officers of, such other corporation; and in the absence of fraud, any director, individually, or any firm of which any director may be a member, may be a party to, or may be peculiarly or otherwise interested in, any contract or transaction of the Corporation, provided in any case, that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors or the majority thereof; and any director of the Corporation, who is also a director or officer of any such other corporation, or who is also interested may be counted in determining the existence of quorum at any seating of the Board of Directors of the Corporation which shall authorize any such contract, act or transaction, may vote thereat to authorize any such contract, act or transaction, with like force and effect as if he were not such director or officer of such other corporation, or not so interested.

         EIGHTH:

                           (a) The Corporation shall have power to indemnify any person who was or is party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by the reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                           (b) The Corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense of and in a manner he reasonably believes to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter he reasonably believes to be in or not opposed to the best interest of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of this duty to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                           (c) No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (1) any breach of the director's duty of loyalty to the Corporation or its stockholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) acts under
         Section 174 of the Delaware General Corporation law; or (4) any transaction from which the director derived an improper personal benefit.

                           (d) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer, to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article Eighth. Such expenses incurred by other employees or agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

                          (e) Any indemnification under paragraphs (a), (b) and
         (c) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (a), (b) and (c). Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2), if such a quorum is not obtainable, or, even if obtainable and a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

                           (f) The indemnification provided by this Article Eighth shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-laws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                           (g) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article Eighth.

                           (h) For the purpose of this Article Eighth, reference to "the Corporation" shall include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation in the same capacity.

         NINTH: From time to time any of the provision of this Third Restated Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate are granted subject to the provisions of this Article Ninth.
         IN  WITNESS  WHEREOF,   CTI  Industries   Corporation  has  caused  the
Certificate to be signed by Howard W. Schwan, being the President of the Corporation this __ day of ____, 1999.


                                      By:      ________________________________
                                               Howard W. Schwan, President
ATTEST:

_____________________________
Secretary

STATE OF ILLINOIS          )
                           )       ss
COUNT OF COOK              )

         BE IT REMEMBERED, that personally appeared before me, the undersigned, a Notary Public authorized to take acknowledgment of deed by the laws of the place where the foregoing Restated Certificate of Incorporation was signed Howard W. Schwan, the President who signed the foregoing Restated Certificate of Incorporation, known to me personally to be such, and I having make known to him the contents of said Restated Certificate of Incorporation, he acknowledged that the same to be his act and deed, and that the facts therein stated are truly set forth.

         GIVEN UNDER my hand and seal this ___ day of _______, 1999.




                                  ________________________________
                                  Notary Public

                           CTI INDUSTRIES CORPORATION



                           CTI INDUSTRIES CORPORATION

                     CONSENT FOR ONE-FOR-THREE REVERSE SPLIT
                OF THE COMMON STOCK OF CTI INDUSTRIES CORPORATION



         The undersigned hereby votes all shares of Common Stock, par value $0.65 (the "Common Stock") of CTI Industries Corporation ( the "Company"), which he is entitled to vote, as follows with respect to the following proposal:

         Item 1. Proposal to effectuate a one-for-three reverse split of the Company's Common Stock which on the effective date of such reverse split, will result in each current holder of the Company's Common Stock receiving 1 share of Common Stock for every 3 shares then held, and which will cause certain changes to the Company's Second Restated Certificate of Incorporation.


                           | | FOR            | | AGAINST           | | ABSTAIN
________________________________________________________________________________

THIS CONSENT, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED HEREIN. IF THIS CONSENT DOES NOT SPECIFY A CHOICE, IT WILL BE VOTED FOR THE APPROVAL OF THE ONE-FOR-THREE REVERSE SPLIT OF THE COMPANY'S COMMON STOCK.

                                                 _______________________________

                                                 _______________________________

                                                 Signature of Stockholder

                                                 Dated:___________________, 1999



NOTE: Please date consent and sign it exactly as name or names appear above. All joint owners of shares should sign. State full title when signing as executor, administrator, trustee, guardian, et cetera. Please return signed consent in the enclosed envelope.